Exhibit 99.1

WeightWatchers’ Reorganization Plan Confirmed, Clears Path for Elimination of Majority of Legacy Debt Burden and Execution of Transformation Plan

On Track to Exit Financial Reorganization Process Next Week, Company to Focus on Scaled Delivery of Its Comprehensive, Best-in-Class Weight Management Platform, Integrating Community, Behavioral, and Medical Solutions

NEW YORK, N.Y. — JUNE 17, 2025 — WW International, Inc., the global leader in science-backed weight management, (“WeightWatchers” or the “Company”), today announced that, following approval of its Plan of Reorganization, it is on track to exit the court-supervised financial reorganization process as early as next week.

This milestone marks a pivotal moment in the Company’s journey to drive long-term growth, innovation, and expanded impact through its holistic approach. With significantly enhanced financial flexibility, WeightWatchers is focused on scaling its proven model to meet the evolving needs of today’s health landscape. By integrating sustainable, medically supported lifestyle change with clinical care, GLP-1 medications where appropriate, and the power of its global community of members, the Company aims to expand its leadership position by delivering differentiated products to a broader community.

“This is a meaningful turning point for WeightWatchers,” said Tara Comonte, Chief Executive Officer of WeightWatchers. “We’ve taken decisive action to significantly strengthen our financial foundation and will emerge with the flexibility to execute and grow. As the globally recognized leader in weight management—built on decades of experience and the trust of millions—we’re focused on reaching more people and actively shaping diverse weight management solutions that support our members’ needs within a fast-moving healthcare landscape. I’m deeply grateful to our team, members, and partners for their steadfast support and continued commitment to our mission throughout this process.”

WeightWatchers has continued operating as a publicly traded company without interruption throughout the reorganization process, serving its millions of members worldwide. The court-approved Plan will reduce WeightWatchers’ debt by approximately $1.15 billion, more than 70%, and significantly strengthen its capital structure. The Company’s lenders and noteholders will receive their pro rata share of $465 million in new senior secured term loans due 2030, and 91% of new common equity of the reorganized company. Existing shareholders will receive their pro rata share of 9% of new common equity of the reorganized company.

Forward-Looking Statements

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, including, in particular, any statements about our plans, strategies, objectives, initiatives, roadmap and prospects. We generally use the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this press release to identify forward-looking statements. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements, include, but are not limited to, statements related to the financial reorganization described above, including the Company’s ability to complete the financial reorganization on the terms contemplated by the restructuring support agreement and the disclosure statement relating to the Plan, on the timeline contemplated or at all, and the Company’s ability to realize the intended benefits of the financial reorganization. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors. Some of these risks and uncertainties include: risks and uncertainties relating to the Company’s (and its affiliated debtors’) chapter 11 cases (“Chapter 11 Cases”), including but not limited to the effects of the Chapter 11 Cases on the Company and its various constituents, the impact of court rulings in the Chapter 11 Cases, the ultimate outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, attendant risks associated with restrictions on the Company’s ability to pursue its business strategies while the Chapter 11 Cases are pending, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, the cancellation of the Company’s common stock in the Chapter 11 Cases, the Company’s ability to emerge in a timely manner from the Chapter 11 Cases, uncertainty regarding the Company’s ability to retain key personnel and management, whether the Company’s members might lose confidence in the Company’s ability to reorganize its capital structure successfully and may seek to establish alternative commercial relationships as a result of the Chapter 11 Cases and uncertainty and continuing risks associated with the Company’s ability to achieve its goals and continue as a going concern. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission, including in the section entitled “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024 and the section entitled “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 29, 2025. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those identified herein, could cause our results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, we do not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of the filing of this press release or to reflect the occurrence of unanticipated events or otherwise.

No Solicitation or Offer

Any new securities to be issued pursuant to the transactions may not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws but may be issued pursuant to an exemption from such registration provided in the U.S. bankruptcy code and/or another exemption under the Securities Act and any state securities laws. Such new securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. This press release does not constitute an offer to sell or buy, nor the solicitation of an offer to sell or buy, any securities referred to herein, nor is this press release a solicitation of consents to or votes to accept any chapter 11 plan. Any solicitation or offer will only be made pursuant to a confidential offering memorandum and/or disclosure statement and only to such persons and in such jurisdictions as is permitted under applicable law.

About

WeightWatchers is the global leader in science-backed weight management, providing an accessible, holistic model of care through our #1 U.S. doctor-recommended Points® Program, clinical interventions including weight-loss medications (U.S. only), and community support. Since 1963, we have empowered our millions of members to build healthy habits to live longer lives. Our innovative, trusted spectrum of solutions provides members with the tools and resources they need to reach and sustain their goals wherever they are on their journey. To learn more visit weightwatchers.com or corporate.ww.com.

Investors

John Mills or Anna Kate Heller

WeightWatchers@icrinc.com

Media

Marielena Santana

Media@ww.com